                                                                    EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                   11 1/2% SENIOR SUBORDINATED NOTES DUE 2009
                                       OF

                             RAILWORKS CORPORATION

              PURSUANT TO THE PROSPECTUS DATED             , 1999

     This form must be used by a holder of 11 1/2% Senior Subordinated Notes due 2009 (the "Notes") of Railworks Corporation, a Delaware corporation (the "Company"), who wishes to tender Old Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed
Delivery Procedures" of the Company's Prospectus, dated                     ,
1999 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME,                , 1999 UNLESS EXTENDED (THE "EXPIRATION DATE").

                           FIRST UNION NATIONAL BANK
                             (THE "EXCHANGE AGENT")

By Overnight Carrier or by Hand:                    By Registered or Certified Mail:

First Union National Bank                           First Union National Bank
First Union Customer Information Center             First Union Customer Information Center
Corporate Trust Operations -- NC1153                Corporate Trust Operations -- NC1153
1525 West W.T. Harris Boulevard -- 3C3              1525 West W.T. Harris Boulevard -- 3C3
Charlotte, NC 28262-1153                            Charlotte, NC 28288

Attention: Mike Klotz                               Attention: Mike Klotz

                 By Facsimile (for Eligible Institutions only):

                                 (704) 590-7628

                      Confirm by telephone: (704) 590-7408

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     Upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Company, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Old Notes listed below:

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
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                                                       AGGREGATE PRINCIPAL
                                                        AMOUNT REPRESENTED
 CERTIFICATE NUMBER(S) (IF KNOWN) OF OLD NOTES OR          BY OLD NOTES           AGGREGATE PRINCIPAL
             ACCOUNT NUMBER AT THE DTC                    CERTIFICATE(S)            AMOUNT TENDERED
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
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

                            PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory:

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Name(s) of Registered Holder(s):

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                          Date:                                          , 1999
                               ------------------------------------------
                          Address:
                                  ----------------------------------------------
                          Area Code and Telephone No.
                                                     ---------------------------
     This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)
(Name(s)):
Capacity:
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Address(es):
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

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at DTC described in the prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the third NASDAQ National Market trading day following the date of execution hereof.

Name of firm
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Address
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                               (Include Zip Code)

Area Code and Tel. No.
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Authorized Signature
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Name
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                                 (Please Print)

Title
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Dated
---------------------------, 1999

     DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

                             RAILWORKS CORPORATION
                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                     DTC PARTICIPANT FROM BENEFICIAL OWNER
                 OF 11 1/2% SENIOR SUBORDINATED NOTES DUE 2009

To Registered Holder and/or DTC Participant:

     The undersigned hereby acknowledge receipt of the Prospectus, dated -- , 1999 (the "Prospectus") of, Railworks Corporation, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange 11 1/2% Senior Subordinated Notes due 2009 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 11 1/2% Senior Subordinated Notes due 2009 (the "Old Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or DTC participant, as to action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

     The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $          of the 11 1/2% Senior Subordinated Notes due 2009;

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

               [ ] TO TENDER the following aggregate principal amount of Old
                   Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED, IF ANY): $

               [ ] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

     If the undersigned instruct you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (FILL IN STATE), (ii) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) except as otherwise disclosed in writing herewith, the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company and, if the undersigned is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,
(v) if the undersigned is not a broker-dealer, that the undersigned is not engaged in and does not intend to engage in the distribution of any New Notes, or (vi) if the undersigned is a broker-dealer, that it will receive New Notes for its own account in exchange for tendered Old Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name (please print):
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Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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

                           TENDER FOR ALL OUTSTANDING

                    112% SENIOR SUBORDINATED NOTES DUE 2009

                                IN EXCHANGE FOR

                    112% SENIOR SUBORDINATED NOTES DUE 2009
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF

                             RAILWORKS CORPORATION

To Registered Holders:

     We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Railworks Corporation (the "Company"), a Delaware corporation, to exchange its 112% Senior Subordinated Notes Due 2009 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 112% Senior Subordinated Notes Due 2009 (the "Old Notes") upon the terms and subject to the conditions set forth in the Prospectus, dated -- , 1999, and the related Letter of Transmittal.

     Enclosed herewith are copies of the following documents:

     1. Prospectus dated -- , 1999;

     2. Letter of Transmittal;

     3. Notice of Guaranteed Delivery; and

     4. Instruction to Registered Holder and/or DTC Participant from Beneficial Owner.

     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on -- , 1999, unless extended.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such holder, (ii) neither the holder of the Old Notes nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such Notes, (iii) neither the holder nor any such other person is an "affiliate" of the Company as defined in Rule 405 under the Securities Act of the Company or, if such holder is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Security Act to the extent applicable, (iv) if the holder is not a broker-dealer, that neither the holder nor such other person is engaged in or intends to engage in the distribution of any New Notes, and (v) if the holder is a broker-dealer, that it will receive New Notes for its own account in exchange for tendered Old Notes that were required as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to Registered Holder and/or DTC Participant from Beneficial Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

                                         Very truly yours,

                                         First Union National Bank

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.